UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2021

AMMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13101	83-1950534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(Address of principal executive offices)

(480) 947-0001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	POWW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value	POWWP	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On May 25, 2021, Ammo, Inc. (“we” or “us”), entered into an underwriting agreement (the “Underwriting Agreement”) with Alexander Capital, L.P. (the “Underwriter”), relating to a firm commitment public offering of 138,220 newly issued shares of our 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”) at a public offering price of $25.00 per share.

The closing of the offering took place on May 27, 2021.

The gross proceeds to us from the sale of 138,220 shares of Series A Preferred Stock, before deducting underwriting discounts and commissions and estimated offering expenses payable by us, were $3,455,500. We intend to use the net proceeds from this offering for to fund organic growth initiatives and general corporate purposes.

The Underwriting Agreement includes customary representations, warranties and covenants, and customary conditions to closing, expense and reimbursement obligations and termination provisions. Additionally, under the terms of the Underwriting Agreement, we have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect of these liabilities.

The shares of Series A Preferred Stock sold by us have been registered pursuant to a registration statement on Form S-3 (File No. 333-253192), which the Securities and Exchange Commission (the “Commission”) declared effective on February 24, 2021. A final prospectus supplement and accompanying base prospectus relating to the offering were filed with the Commission on May 25, 2021.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference. A copy of the legal opinion of Lucosky Brookman LLP related to the shares of Series A Preferred Stock sold in the offering is filed as Exhibit 5.1 hereto.

Item 8.01	Other Events.

On May 25, 2021, Alexander Capital, L.P. exercised its previously announced over-allotment option to purchase 164,580 shares of Series A Preferred Stock pursuant to that certain Underwriting Agreement dated May 19, 2021, by and between us and Alexander Capital, L.P., as representative of the several underwriters identified therein. We closed the exercise of the over-allotment option on May 27, 2021. The gross proceeds from the exercise of the over-allotment option were $4,114,500, before deducting underwriting discounts and commissions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement between Ammo, Inc. and Alexander Capital, L.P., as representative, dated May 25, 2021
5.1 23.1	Opinion of Lucosky Brookman LLP Consent of Lucosky Brookman LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMMO, INC.

Dated: May 27, 2021	By:	/s/ Robert D. Wiley
Robert D. Wiley
Chief Financial Officer